UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

ITG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43381	30-1479306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 E Commercial Blvd Ste 1000

Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code: (615) 447-5347

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ITG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering”) by ITG, Inc. (the “Company”) of its shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), described in the prospectus (the “Prospectus”), dated June 30, 2026, filed with the Securities and Exchange Commission on July 1, 2026, pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to form a part of the Registration Statement on Form S-1 (File No. 333-296557) (as amended, the “Registration Statement”), the following agreements were entered into:

•

the Underwriting Agreement, dated June 30, 2026 (the “Underwriting Agreement”), by and among the Company, ITG Parent, LLC, a Delaware limited liability company (“ITG Parent”), and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., UBS Securities LLC and Stifel, Nicolaus & Company, Incorporated as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), which contains customary representations and warranties of the parties and indemnification of the Underwriters by the Company;

•

the Second Amended and Restated Limited Liability Company Agreement of ITG Parent, dated as of July 1, 2026, by and among the Company and the other signatories party thereto (the “ITG Parent LLC Agreement”);

•	the Tax Receivable Agreement, dated as of July 1, 2026, by and among the Company, ITG Parent and the TRA Holders (as defined therein) (the “Tax Receivable Agreement”).

•

the Stockholders Agreement, dated July 2, 2026, by and among ITG, Inc., OCM Power VI AIV Holdings (Delaware), L.P. (“Oaktree Blocked Fund”), OCM ITG Aggregator, LLC (“Oaktree Aggregator”), and ITG Management Holdings, LLC (the “Stockholders Agreement”);

•

the Registration Rights Agreement, dated as of July 2, 2026, by and among the Company, Oaktree Blocked Fund, Oaktree Aggregator, ITG Management Holdings, LLC and each of the other signatories from time to time party thereto (the “Registration Rights Agreement”); and

The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein under “Underwriting (Conflicts of Interest)” and “Certain Relationships and Related Party Transactions,” and which descriptions are also incorporated by reference into this Item 1.01.

The descriptions of the Underwriting Agreement, the Stockholders Agreement, the Registration Rights Agreement, the ITG Parent LLC Agreement and the Tax Receivable Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Stockholders Agreement, the Registration Rights Agreement, the ITG Parent LLC Agreement and the Tax Receivable Agreement, which are filed herewith as Exhibits 1.1, 4.1, 4.2, 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01.

Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” in the Prospectus.

Item 3.02	Unregistered Sales of Equity Securities.

On July 1, 2026, as contemplated by the transactions described in the Prospectus under “Organizational Structure,” the Company issued 26,005,508 shares of Class A Common Stock to Oaktree Blocked Fund, 31,880,101 shares of its Class B common stock, par value $0.001 per share (the “Class B Common Stock”), to Oaktree Aggregator (together with an equivalent number of common units representing limited liability company interests in ITG Parent (the “LLC Interests”)) and 43,832,585 shares of Class B Common Stock to ITG Management Holdings, LLC (collectively with Oaktree Blocked Fund and Oaktree Aggregator, the “Continuing Equity Owners”). Such issuances were undertaken in reliance on an exemption from the registration requirements of the Securities Act pursuant to

Section 4(a)(2) thereof as transactions by an issuer not involving any public offering. The Continuing Equity Owners may from time to time, require ITG Parent to redeem all or a portion of the LLC Interests in exchange for, at the Company’s election (determined solely by a majority of the Company’s disinterested directors), newly issued shares of Class A Common Stock on a one-for-one basis or a cash payment equal to a volume-weighted average market price of one share of our Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the ITG Parent LLC Agreement; provided that, at the Company’s election (determined solely by a majority of the Company’s disinterested directors), the ITG Parent may effect a direct exchange by the Company of such Class A common stock or such cash, as applicable, for such LLC Interests.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 regarding the Registration Rights Agreement and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors; Committee Composition; Director Compensation

On July 1, 2026, effective upon the listing of our Class A Common Stock, Francis A. Braun III and Dylan G. Petre were appointed to the board of directors of the Company (the “Board”). Mr. Petre will serve as a director until the Company’s first annual meeting of stockholders following the completion of the Offering and Mr. Braun will serve as a director until the Company’s second annual meeting of stockholders following the completion of the Offering.

Mr. Braun and Mr. Petre will both serve as independent directors on the Board. Mr. Petre will serve on the Nominating and Corporate Governance Committee of the Board, while Mr. Braun will serve as the chair of the Audit Committee of the Board.

Biographical information for Mr. Braun and Mr. Petre is set forth in the Prospectus under the caption “Management” and is incorporated herein by reference.

The Board determined that Mr. Braun and Mr. Petre both meet the independence requirements under the rules of the Nasdaq Stock Market LLC. Except as set forth under the heading “Certain Relationships and Related Person Transactions” in the Prospectus, each of the current directors on our Board has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the consummation of the Offering, the Company granted equity awards under the ITG, Inc. Omnibus Incentive Plan (the “Omnibus Plan”) to Mr. Braun as well as Mr. William G. LaPerch, one of the Company’s existing directors, in each case, with a grant date fair value of approximately $120,000. Such awards were in the form of restricted stock units (“RSUs”) that vest in their entirety on the date of the Company’s first annual meeting of stockholders following the completion of the Offering.

ITG, Inc. Omnibus Incentive Plan

Effective June 30, 2026, following the approval of the stockholders of the Company, the Board adopted the Omnibus Plan substantially in the form previously filed as Exhibit 10.8 to the Registration Statement. For further information regarding the Omnibus Plan, see “Executive Compensation-Actions Taken in Connection with this Offering-Omnibus Incentive Plan” in the Prospectus.

Copies of the Omnibus Plan, Form of Restricted Stock Unit Grant Notice and Award Agreement governing the terms of RSUs issued pursuant to the Omnibus Plan, Form of Performance Restricted Stock Unit Grant Notice and Award Agreement governing the PSUs issued pursuant to the Omnibus Plan and Form of Non-Employee Director Restricted Stock Unit Grant Notice and Award Agreement governing the terms of RSUs issued to non-employee directors of the Company pursuant to the Omnibus Plan are filed herewith as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference. The foregoing description of the Omnibus Plan is not complete and is qualified in its entirety by reference to such exhibits.

Executive Officer Equity Awards Grants

In connection with the consummation of the Offering, the Company granted equity awards to certain employees under the Omnibus Plan, including to Mr. Andrew D. Parrott and Mr. Christopher H. Mecray with a grant date fair value of approximately $2,500,000 and $800,000, respectively (the “IPO Awards”). 40% of the IPO Awards were in the form of RSUs that vest 25% at grant date and 25% in equal installments for three years thereafter, and that 60% of the IPO Awards were in performance RSUs that vest based on company financial performance metrics measured from the date of the Offering through December 31, 2028.

Indemnification Agreements

In connection with the closing of the Offering, the Company entered into indemnification agreements with each of its executive officers and directors. These indemnification agreements and the Company’s governing documents require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the indemnification agreements is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is included herewith as Exhibit 10.7, which is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On July 1, 2026, the Company filed an amended and restated certificate of incorporation (as amended and restated, the “Amended Charter”) with the Secretary of State of the State of Delaware and adopted amended and restated bylaws (as amended and restated, the “Amended Bylaws”), each of which became effective on July 1, 2026. A summary description of Amended Charter and the Amended Bylaws is contained in the Prospectus under “Description of Capital Stock” and is incorporated herein by reference. Such summary description does not purport to be complete and is qualified in its entirety by reference to the copy of the Amended Charter attached hereto as Exhibit 3.1 and the copy of the Amended Bylaws attached hereto as Exhibit 3.2, both of which are incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On July 2, 2026, the Company completed the Offering of 19,512,196 shares of Class A Common Stock at a public offering price of $16.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,926,829 shares of Class A Common Stock. On July 1, 2026, the Company received a notice pursuant to which the Underwriters elected to exercise their option to purchase 2,926,829 additional shares of Class A Common Stock from us on the terms and conditions set forth in the Prospectus.

As contemplated in the Prospectus, (i) the Company contributed the net proceeds from the Offering to ITG Intermediate, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Intermediate”), (ii) Intermediate used such net proceeds to purchase LLC Interests from ITG Parent, and (iii) ITG Parent used the net proceeds it received from the sale of such LLC Interests to Intermediate to repay outstanding borrowings under the Company’s revolving credit facility and term loan facility.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 30, 2026, by and among ITG, Inc., ITG Parent, LLC, and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., UBS Securities LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the underwriters named in Schedule I thereto.

3.1	Amended and Restated Certificate of Incorporation of ITG, Inc.

3.2	Amended and Restated Bylaws of ITG, Inc.

4.1	Stockholders Agreement, dated July 2, 2026, by and among ITG, Inc., OCM Power VI AIV Holdings (Delaware), L.P., OCM ITG Aggregator, LLC, and ITG Management Holdings, LLC

4.2	Registration Rights Agreement, dated as of July 2, 2026, by and among ITG, Inc. and each of the other signatories from time to time party thereto.

10.1	Second Amended and Restated Limited Liability Company Agreement of ITG Parent, LLC dated as of July 1, 2026, by and among the Company and the other signatories party thereto.

10.2	Tax Receivable Agreement, dated as of July 1, 2026, by and among ITG, Inc., ITG Parent, LLC and the TRA Holders (as defined in the Tax Receivable Agreement).

10.3	ITG, Inc. Omnibus Incentive Plan.

10.4	Form of Restricted Stock Unit Grant Notice and Award Agreement.

10.5	Form of Performance Restricted Stock Unit Grant Notice and Award Agreement.

10.6	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Award Agreement.

10.7	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 5, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITG, INC.

Date: July 2, 2026	By:	/s/ Andrew D. Parrott
	Name:	Andrew D. Parrott
	Title:	Chief Executive Officer

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